                       OFFICE OF THE UNITED STATES TRUSTEE

                         CENTRAL DISTRICT OF CALIFORNIA

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IN RE:                           )        DEBTOR IN POSSESSION INTERIM STATEMENT
                                 )
   SN Insurance Administrators   )                       STATEMENT NO. 6
                                 )                FOR THE PERIOD FROM 09/01/2000
                                 )                                TO: 09/30/2000
                          DEBTOR )
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CHAPTER 11 CASE NO. SV00-14102-GM)
---------------------------------

                                                     ---------------------------------------------------------------------
                                                      DIP Payroll       DIP Operating     DIP WCMA/MLIF      Pre-Petition
                                                        Account            Account           Account       Payroll Account
                                                     ---------------------------------------------------------------------
                                                                                                           CLOSED 5/12/00
CASH ACTIVITY ANALYSIS
A.  Total Receipts Per All Prior Interim Statements  $9,907,941.09        $201,886.69     $505,072.50         $89,716.19

B.  Less: Total Disbursements Per All Prior          $8,690,010.90             $14.99      $17,071.63         $89,716.19
          Interim Statements
                                                     ---------------------------------------------------------------------

C.  Beginning Balance                                  $209,930.99        $201,871.70     $488,300.87              $0.00

                                                     ---------------------------------------------------------------------
D.  Receipts During Current Period

    Per Attached Schedule                            $1,853,657.72              $0.00       $2,372.13              $0.00

                                                     ---------------------------------------------------------------------

E.  Balance Available                                $2,063,588.71        $201,871.70     $490,673.00              $0.00

                                                     ---------------------------------------------------------------------
F.  Less: Disbursements During Period

        Per Attached Schedule                        $1,979,974.83              $0.00          $20.00              $0.00

                                                     ---------------------------------------------------------------------

G.  Ending Balance                                      $83,613.88        $201,071.70     $490,653.00              $0.00

                                                     ---------------------------------------------------------------------

                                                     ---------------------------------------------------------------
                                                        Pre-Petition           Pre-Petition           Pre-Petition
                                                     Operating Account         Concentration        Accounts Payable
                                                     ---------------------------------------------------------------
                                                       CLOSED 6/1/00          CLOSED 5/10/00        CLOSED 5/15/00
CASH ACTIVITY ANALYSIS
A.  Total Receipts Per All Prior Interim Statements             $55.00                 $0.00                   $0.00

B.  Less: Total Disbursements Per All Prior                     $55.00                 $0.00                   $0.00
          Interim Statements
                                                     ---------------------------------------------------------------

C.  Beginning Balance                                            $0.00                 $0.00                   $0.00

                                                     ---------------------------------------------------------------
D.  Receipts During Current Period

    Per Attached Schedule                                        $0.00                 $0.00                   $0.00

                                                     ---------------------------------------------------------------

E.  Balance Available                                            $0.00                 $0.00                   $0.00

                                                     ---------------------------------------------------------------
F.  Less: Disbursements During Period

        Per Attached Schedule                                    $0.00                 $0.00                   $0.00

                                                     ---------------------------------------------------------------

G.  Ending Balance                                               $0.00                 $0.00                   $0.00

                                                     ---------------------------------------------------------------

H.  ACCOUNT INFORMATION

    (1) DIP Payroll Account
          (a) Bank Name and Location                       Bank of America, 345 Montgomery Street, LL1. San Francisco, CA 94104
          (b) Account Number                               15814-70463
    (2) DIP Operating Account
          (a) Bank Name and Location                       Imperial Bank 326 Airport Parkway, San Jose, CA 95110
          (b) Account Number                               17-407-552
    (3) DIP WCMA/MLIF Account
          (a) Bank Name and Location                       Merrill Lynch, 10 West Second Street, #400, Dayton, OH 45402
          (b) Account Number                               [Illegible]
    (4) Pre-Petition Payroll Account
          (a) Bank Name and Location                       Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90057
          (b) Account Number                               17-061-275                      CLOSED 5/12/00
    (5) Pre-Petition Operating Account
          (a) Bank Name and Location                       Imperial Bank, 226 Airport Parkway, San Jose, CA 95110
          (b) Account Number                               37-401-289                      CLOSED 6/1/00
    (6) Pre-Petition Concentration Acount
          (a) Bank Name and Location                       Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90057
          (b) Account Number                               [Illegible]                     CLOSED 5/10/00
    (7) Pre-Petition Accounts Payable Account
          (a) Bank Name and Location                       Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90057
          (b) Account Number                               77652-01168                     CLOSED 5/15/00

I.    Other Monies On Hand: None

I, Alex Corbett, Chief Financial Officer, declare under penalty of perjury, that the information contained in the above Debtor in Possession Interim Statement is true and complete to the best of my knowledge.

[Illegible]                                              /s/ Alex Corbett
                                                  ------------------------------